Exhibit 23.2



                          Independent Auditor's Consent





We consent to the incorporation by reference in this Registration Statement of Kirlin Holding Corp. on Form S-3 of our report, dated February 15, 1999, appearing in the Annual Report on Form 10-KSB for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ Goldstein Golub Kessler LLP



New York, New York
July 27, 1999